Exhibit 10.1

FIRST AMENDMENT TO

NOTE PURCHASE AGREEMENT

This First Amendment dated as of January 29, 2020 (the “Amendment”) to that certain Note Purchase Agreement dated as of December 8, 2019 (the “Agreement”) is by and between ClearOne, Inc., a Delaware corporation (the “Company”), and Edward D. Bagley (the “Purchaser”). Capitalized terms used herein and not defined shall have the meaning ascribed to them in the Agreement.

W I T N E S S E T H

WHEREAS, the Company, the Purchaser, and the Guarantors (as defined in the Agreement) entered into the Agreement pursuant to which the Company issued to the Purchaser a senior secured convertible note dated December 17, 2019 in the principal amount of $3,000,000.00 (the “Note”) pursuant to the terms of the Agreement;

WHEREAS, Section 3.5 of the Agreement contemplated that the tax treatment of the Note would reflect the issuance of the Note with an original issue discount (“OID”); and

WHEREAS, consistent with Section 3.5 of the Agreement, it was the intent of the parties to the Agreement that the Note be issued with OID of one and one-half percent (1.5%), or Forty-Five Thousand Dollars ($45,000), and the parties now desire to amend the Agreement to more specifically set out the original intent of the parties with regard to such OID in the Agreement.

NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the receipt and sufficiency of which is hereby acknowledged, parties hereto agree as follows:

A G R E E D

1.     Section 2. Purchase and Sale of the Notes. The parties hereby agree to add Section 2.3 to the Agreement which shall read as follows:

2.3     Original Issue Discount. The Notes carry an original issue discount of 1.5% (the “OID Amount”). The purchase price, therefore, shall be $2,955,000, computed as follows: $3,000,000 original principal balance, less the OID Amount.

2.     Schedule 2.1 of the Agreement. The allocation table set forth on Schedule 2.1 of the Agreement shall be deleted in its entirety and replaced as follows:

Purchaser	Principal Amount	Original Issue Discount	Purchase Price	Warrant Shares
Edward D. Bagley	$3,000,000.00	1.5%	$2,955,000.00	340,909

3.     Governing Law. This Amendment shall be governed by and construed and interpreted under the laws of New York.

4.     Severability. In the event that any provision of this Amendment becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Amendment shall continue in full force and effect without said provision, provided that no such severability shall be effective if it materially changes the economic benefit of this Amendment to any party.

5.     Full Force and Effect. This Amendment shall be construed in connection with and as part of the Agreement, and except as modified and expressly amended by this Amendment, all terms, conditions and covenants contained in the Agreement, the Note and the Warrant are hereby ratified and shall be and remain in full force and effect.

6.     Counterparts. This Amendment may be executed in counterparts, each of which shall be declared an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, this Amendment to the Agreement is executed effective as of the date first written above.

COMPANY:

ClearOne, Inc.

By: /s/ Zeynep Hakimoglu
Name: Zeynep Hakimoglu
Its: President and Chief Executive Officer

PURCHASER:

/s/ Edward D. Bagley
Name: Edward D. Bagley

ClearOne, Inc. Signature Page to Amendment to Note Purchase Agreement 61576950v.1